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                                                                    EXHIBIT 10.5



                                     NEENAH

                                 FOUNDRY COMPANY






                                    1999-2001

                              COLLECTIVE BARGAINING

                                    AGREEMENT

                                 WITH LOCAL 121B

                        GLASS, MOLDERS, POTTERY, PLASTICS

                     AND ALLIED WORKERS INTERNATIONAL UNION

                                 AFL - CIO - CLC




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                              REMEMBER THIS NUMBER!

                                    725-7049

                       A Direct Line for Absence Reporting

          Any absence which is not arranged in advance must be reported on the Company's

                     CALL-IN TELEPHONE LINE - (920)725-7049

prior to the start of the employee's scheduled shift. Employees whose shift starts after 4:00 P.M. are requested to report unscheduled absences no later than 4:00 P.M. to enable supervisors to schedule their operations.


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                                TABLE OF CONTENTS



Article                                                                                               Page

Attendance reporting                                                                    Inside front cover
Parties to agreement
Non-discrimination                                                                                       5
   Article 1 - Recognition
 1.1   Recognition of Union..............................................................................5
 1.2   New Wisconsin Foundry Provision...................................................................6
 1.3   Union Membership..................................................................................6
 1.4   Checkoff..........................................................................................6
   Article 2 - Hours of Work
 2.1   Basis of Overtime.................................................................................7
 2.2   Overtime..........................................................................................7
 2.3   Saturday Work.....................................................................................7
 2.4   Sunday Work.......................................................................................7
 2.5   Lunch Time........................................................................................8
 2.6   Early Starting....................................................................................8
 2.7   Federal Laws......................................................................................8
 2.8   Reporting Pay.....................................................................................8
 2.9   Call-in Pay.......................................................................................9
 2.10  Overtime Notification.............................................................................9
   Article 3 - Vacations
 3.1   Eligibility.......................................................................................9
 3.2   Anniversary......................................................................................10
 3.3   Basis Period.....................................................................................10
 3.4   Vacation Pay Computation.........................................................................10
 3.5   Scheduling.......................................................................................11
 3.6   Vacation Preference..............................................................................11
 3.7   Less Than One Year's Service.....................................................................12
 3.8   Layoff, Military Leave, Retirement, Death........................................................12
 3.9   Return from Military Leave, Layoff...............................................................13
   Article 4 - Seniority
 4.1   Reduction in Force...............................................................................13
 4.2   Probationary Period..............................................................................14
 4.3   Student Workers..................................................................................14
 4.4   Part-time Workers................................................................................14
 4.5   Layoff, Student and Part-time Workers............................................................14
 4.6   Hiring During Layoff Periods.....................................................................15
 4.7   Vacancies on a Shift.............................................................................15
 4.8   Recall from Layoff...............................................................................15
 4.9   Layoff Notifications.............................................................................16
 4.10  Superseniority...................................................................................16
 4.11  Loss of seniority................................................................................16





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

 4.12  Short Work Week Procedure....................................................................... 17
 4.13  Short-Term Shutdown Procedure....................................................................18
   Article 5 - Grievances
 5.1   Discussion With Supervisor...................................................................... 19
 5.2   Grievance Procedure  ............................................................................20
 5.3   Shop and Company Committees .....................................................................21
 5.4   Time Limits....................................................................................  21
 5.5   Agreements Binding...............................................................................22
 5.6   Selection of Arbitrator..........................................................................22
 5.7   Arbitrator's Authority...........................................................................22
 5.8   Decisions of Arbitrator..........................................................................22
 5.9   Arbitrator's Charges.............................................................................23
 5.10  Payment of Union Officials.......................................................................23
   Article 6 - Discharge and Discipline
 6.1   Procedures.......................................................................................23
 6.2   Discharge Grievances.............................................................................23
 6.3   Time Limits, Discharge Grievances................................................................24
 6.4   Three Day Absenteeism............................................................................24
 6.5   Absence of Less Than Three Days..................................................................24
 6.6   Expiration of Written Warnings...................................................................24
   Article 7 - Wages
 7.1   Minimum Rates....................................................................................24
 7.2   Shift Premium....................................................................................25
 7.3   Pay Days.........................................................................................25
 7.4   Exhibit "A" Rates................................................................................25
 7.5   Establishing Incentive Plans.....................................................................25
 7.6   Agreement on Standards...........................................................................25
 7.7   Paid Holidays....................................................................................26
   Article 8 - Transfers, Job Postings and Promotions
 8.1   Transfers, Non-Incentive Employees...............................................................27
 8.2   Transfers, Employee's Request....................................................................27
 8.3   Transfers, Incentive Employees...................................................................28
 8.4   Transfers, Other Than Temporary..................................................................28
       Departments......................................................................................31
       Work Sections....................................................................................32
 8.5   Job Posting Procedure............................................................................33
 8.6   Vacancies Not Filled by Posting..................................................................34
 8.7   Employees Not Selected...........................................................................34
 8.8   Request Transfers, Other Than Temporary..........................................................34
 8.9   Apprenticeship...................................................................................35
 8.10  Transfers Out of the Bargaining Unit.............................................................35
   Article 9 - Leaves of Absence
 9.1   Personal Leave...................................................................................36
 9.2   Union Service Leave..............................................................................37
 9.3   Union President Time Off.........................................................................37
   Article 10 - Management Rights
10.1   Management Rights Clause.........................................................................37
   Article 11 - No Strike - No Lockout
11.1   No Strike - No Lockout Clause....................................................................37
11.2   Expiration of Contract Provision.................................................................38
   Article 12 - Funeral Leave


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

12.1   Immediate Family.................................................................................38
12.2   Spouse/Child.....................................................................................38
12.3   Other Relatives..................................................................................38
12.4   Qualifications for Funeral Leave.................................................................39
12.5   Funeral Leave Pay Computation....................................................................39
   Article 13 - General
13.1   Bulletin Boards..................................................................................39
13.2   Union Representatives - Access...................................................................39
13.3   Sick Pay.........................................................................................39
13.4   Safety...........................................................................................40
13.5   Seniority List...................................................................................40
13.6   Union Shop Committee.............................................................................40
13.7   Company Bargaining Committee.....................................................................40
13.8   Furnished Meals..................................................................................41
13.9   Laws and Regulations.............................................................................41
13.10  Bargaining Unit Work.............................................................................41
13.11  Jury Duty Pay....................................................................................41
13.12  Maintenance Tool Allowance.......................................................................41
13.13  Safety Shoe Reimbursement........................................................................41
13.14  Safety Glass Reimbursement.......................................................................41
   Article 14 - Pensions
14.1   Pension Program..................................................................................42
14.2   Surviving Spouse Benefit.........................................................................43
14.3   Mandatory Retirement.............................................................................43
14.4   Disability Eligibility...........................................................................43
14.5   Application to Previous Employees................................................................43
   Article 15 - Insurance
15.1   Health and Welfare Plan Agreements...............................................................43
15.2   Premium Sharing..................................................................................44
15.3   Sickness and Accident Benefits...................................................................45
15.4   Accidental Death and Dismemberment...............................................................45
15.5   Dental Plan......................................................................................45
15.6   Work Connected Death - Continuance of Coverage...................................................45
15.7   Life Insurance............................ ......................................................46
15.8   Insurance Continuation - Layoff..................................................................46
15.9   Eligibility for Coverage.........................................................................47
15.10  Insurance Governed by Contract............................ ......................................47
   Article 16 - Trucking
16.1   Over-the-Road Drivers............................................................................46
16.2   Exhibit "D" Established..........................................................................46
   Article 17 - Termination Clause
Exhibit "A" Minimum Wages...............................................................................47
Exhibit "B" Drug & Alcohol Abuse Policy ................................................................50
Exhibit "C" Supplemental Incentive Agreement............................................................55
Exhibit "D" Trucking....................................................................................59
Basic Rules.............................................................................................65






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                                    1999-2001

                                    AGREEMENT

THIS AGREEMENT is made and entered into between the NEENAH FOUNDRY COMPANY, NEENAH, WISCONSIN, party of the first part, and LOCAL 121B of the GLASS, MOLDERS, POTTERY, PLASTICS, and ALLIED WORKERS INTERNATIONAL UNION, affiliated with the AFL-CIO-CLC, party of the second part.

The Company and the Union will comply with all applicable Federal and State Statutes concerning discrimination in employment. Wherever the words he, him, his or other such male gender references appear in this Agreement, such references shall include and will apply equally to the female gender.


                             ARTICLE 1 - RECOGNITION

1.1 The Company recognizes Local 121B of the Glass, Molders, Pottery, Plastics, and Allied Workers International Union, AFL-CIO-CLC, as the sole bargaining agency for all employees of the Company's Plants 2 and 3 and any truck terminals established now or during the period of this Agreement, relative to wages, hours, and working conditions as provided by the National Labor Relations Act, as amended, but excluding office-clerical, office janitors, watchmen, patternmakers and supervisors as defined by the National Labor Relations Act. The Company's Plants 2 and 3 shall be considered as a single bargaining unit for purposes of this Labor Agreement.

A. It is understood that this Agreement will apply to any Bargaining Unit employee assigned to perform work at Plant 1.

1.2 In the event the Company erects a new foundry facility in the State of Wisconsin, the Company will voluntarily recognize the Union as the bargaining representative of the appropriate bargaining unit of employees consisting of production, maintenance, shipping and receiving and truck driver employees.

A. In the event that the foregoing paragraph may not be lawfully applied, then in that event, the Company will voluntarily recognize the Union for the appropriate bargaining unit, as described above, upon a proper showing of majority representation as demonstrated by a lawful card check conducted under the authority of the NLRB.

1.3 All present employees and all new employees shall join and become members of the Union no later than their 31st day of employment or no later than 31 days after the execution of this Agreement, whichever is later, and shall, as a condition of employment, maintain their membership in the Union in good standing for the duration of this contract, subject to the provisions of the Labor Management Act, as amended.


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1.4 The Company agrees to check off the Initiation Fees and Union Dues of such employees who authorize the same, in writing, in proper legal form. The Company will remit the International Union's portion of all dues so collected the first payday of each month and the Local Union's portion of all dues so collected the first payday of each month, to the parties designated by the Union by the 12th day of each month. The written authorization for check-off of dues by any employee will not be effective for any dues or fees owing by such employee prior to the date of the signed authorization executed by him and delivered to the Company and will be effective the first payday of the month following the delivery of such signed authorization to the Company.

                            ARTICLE 2 - HOURS OF WORK

2.1 Eight (8) hours shall constitute a day's work and there shall be a recognized starting and quitting time which shall determine the overtime, if any.

2.2 Except as hereinafter provided, all time in excess of eight (8) hours in any one day or forty (40) hours in any one week, shall be paid for at the rate of one and one-half times the regular hourly earnings computed on the basis of the average straight time weekly earnings excluding overtime premium of any kind and pay received for hours not worked. Such overtime shall be paid for time in excess of eight (8) hours in any one day or forty (40) hours in any one week, whichever is greater but not for both, so that payment of overtime rates shall not be duplicated for the same hours worked.

A. Where eight (8) hours appears in Article 2.2, it shall be changed to ten (10) hours for employees working on automated production system operations when they are scheduled for four, ten-hour days in a week.

B. When employees are scheduled for four ten-hour shifts in a week on the BMD and the Disamatic Systems there will be a scheduled start up time before the ten hour shift of up to 40 minutes.

C. The scheduled wind down on the BMD and the Disamatic Systems, when working a four ten-hour shift will be up to 40 minutes.

D. The scheduled start up and wind down time on the BMD and the Disamatic System as stated in B and C above will not affect the overtime provision of Art. 2, 2.2(A).

E. It should be understood that unforeseen circumstances may require casual or emergency overtime which will not affect the overtime provisions for B or C as defined in D.

2.3 SATURDAY WORK is to be paid at the rate of one and one-half times the regular rate. However, if the shift begins on Friday and extends into Saturday the regular rate shall be paid.

2.4 SUNDAY WORK - All work performed from 12:00 A.M. Sunday to midnight Sunday shall be paid at the rate of double the regular rate.

2.5 All employees will be allowed a paid ten (10) minute lunch period at an established time during each scheduled shift. The dinner period shall be a minimum of one-half (1/2) hour, unpaid.

A. For automated and/or continuous production systems, including BMD and Disamatic Operations as well as continuous shifts such as melting operations, employees will be provided twenty (20) minutes of total paid break time during each shift if an unpaid dinner period is not provided.


B. For automated production systems with a schedule of four, ten-hour shifts, an additional ten (10) minute break period will be provided.

C. All employees scheduled for ten (10) hours or more and who are provided with 20 minutes of total paid break time instead of an unpaid dinner period will be provided an additional ten (10) minute break period.

2.6 Any employee who is required to start his work shift before his regular starting time shall be permitted to work until his regular quitting time.

2.7 It is mutually agreed that the working hours and overtime schedule provided for in this Agreement shall be governed by all applicable Federal laws.

2.8 REPORTING PAY - When employees are required to report to work or have not been advised at the end of the previous day that there will be no work, they shall be given a minimum of four (4) hours employment or a minimum of four (4) hours pay at their regular straight time hourly earnings, before being dismissed for the day, provided, however, that the Company shall not be liable under this section for unavoidable breakdowns of machinery, power failure, Acts of God, or conditions beyond the control of the Management.

2.9 CALL-IN PAY - If an employee is notified after he has punched out for the work day, that he is to report for work at any time earlier than the scheduled start time of his next shift, he shall be paid two (2) hours straight time call-in pay at his regular base rate, in addition to pay at the appropriate rate for his actual time worked.

A. An employee on Company premises prior to his scheduled shift start time who volunteers and is permitted to perform work before the shift start time will not qualify for call-in pay.

2.10 OVERTIME NOTIFICATION - Notice of scheduled Saturday or Sunday overtime will be given to the employee(s) affected by no later than the end of his (their) scheduled shift on Thursday preceding the weekend.

A. When the schedule of a department is to be changed, the Company shall notify the department employee(s) affected prior to the end of his (their) shift on the preceding day.

B. Employees may be notified by bulletin board notice and/or personal communication. Employees so scheduled to work will be expected to work as scheduled unless excused in advance by their supervisor. Should the Company fail to provide such advance notice of weekend or department schedule changes, the employee or employees affected are free to reject the opportunity to work at the time it is offered.

C. It is understood that the preceding paragraphs are not applicable to casual or emergency overtime on a daily basis.


                              ARTICLE 3 - VACATIONS

3.1 The Company will grant paid vacations to employees covered by this contract during each year as follows:

A. Except as hereinafter provided, each employee on the active payroll on June 1 in any year who has completed one (1) year or more of continuous service shall be granted a paid vacation.

    1 Employees with one year but less than three years of service on June 1 will be entitled to one week of vacation.

    2. Employees with three years but less than eight years of service on June 1 will be entitled to two weeks of vacation.

    3. Employees with eight years but less than fourteen years of service on June 1 will be entitled to three weeks of vacation.

    4. Employees with fourteen years but less than twenty years of service on June 1 will be entitled to four weeks of vacation.

    5. Employees with twenty years but less than twenty-eight years of service on June 1 will be entitled to five weeks of vacation.

    6. Employees with twenty-eight years or more of service on June 1 will be entitled to six weeks of vacation.

3.2 June 1 shall be the anniversary date for all employees for the purpose of determining vacation eligibility. Employees hired on or after June 1 and before November 1 shall have June 1 as an anniversary date for purposes of becoming eligible for more than one week of vacation.

3.3 The vacation pay basis period shall be the last fifty-two (52) week period ending before May 18.

3.4 Each week of vacation shall be one calendar week. Each week of vacation pay shall be two percent (2%) of the employee's gross earnings in the basis period. However, an employee who has worked l500 hours or more during the basis period shall have the option of receiving forty (40) hours of pay at his regular straight time base rate for each week of vacation. Time lost as a result of compensable injury incurred while on duty at Neenah Foundry Company shall be included in hours worked, at the rate of eight (8) hours per work day, for purposes of determining vacation pay eligibility.

3.5 The vacation year shall be June 1 through May 31. The Company reserves the right to establish a vacation shutdown period of up to two weeks in any vacation year for any or all of its operations. The Company shall notify the Union of its selection prior to April 1 of each year. All employees affected must schedule at least one week of their vacation during the first vacation shutdown.

A. It is understood that if the plant closes, a certain amount of maintenance and/or production work may be carried on during the shutdown. The Company will arrange with employees who are to work during the shutdown period.

B. Those employees who are entitled to more than one week vacation shall arrange for the additional vacation time by agreement with the Plant Manager. No employee entitled to two weeks or more vacation shall have his remaining vacation scheduled immediately before or after the scheduled vacation shutdown period except by mutual agreement with the Company.

C. Employees eligible for three or more weeks of vacation shall have the option of accepting vacation pay only for weeks over two, instead of taking time off, by mutual agreement with the Company and the Union President.

3.6 Vacation requests shall be considered on the basis of Company seniority, providing normal operations of the Company are not impaired. There will be a vacation sign-up period each year January 1 through January 15 for the vacation year commencing the next June 1. Vacation requests received during this sign-up period, after approval, are not subject to change through exercise of seniority by other employees. Vacation requests made after the sign-up period shall be submitted to the Company in writing at least thirty (30) days prior to the requested vacation period. To insure normal operations, the Company shall have the right to limit the number of employees taking vacation simultaneously.

A. During the sign-up period, each employee in each vacation group will be asked, in Company seniority order, to submit his vacation request. Any employee failing to submit his vacation request at the time he is asked will not be eligible to use the vacation sign-up period for that vacation year.

                   EMPLOYEES WITH LESS THAN ONE YEAR'S SERVICE

3.7 Any employee who has been continuously employed for three months or more and who is on the active payroll on June 1 shall be granted vacation pay, which shall be two percent (2%) of his gross earnings as vacation pay for such period, as computed above.

                    LAYOFF, MILITARY LEAVE, RETIREMENT, DEATH

3.8 In the event any employee who was eligible for vacation pay on June 1 is laid off, enters military service, retires, or dies during the vacation year, he shall receive his unused vacation plus pro-rata vacation pay in the amount of two percent (2%) of his gross earnings up to and including the date of termination, for each week of vacation for which he would otherwise have qualified.

                EMPLOYEES RETURNING FROM MILITARY LEAVE OR LAYOFF

3.9 Any employee who returns from Military Leave or Layoff and who is on the active payroll June 1 shall be entitled to a vacation computed the same as any other employee on the active payroll June 1.


                              ARTICLE 4 - SENIORITY

4.1 Seniority of employees shall be on the basis of length of employment. In the event of scarcity of work necessitating reduction in the size of the total work force, the last man hired shall be the first laid off, and such layoffs shall be in accordance with straight seniority until the work force has been reduced to two thirds of the average employment for the twelve (12) months preceding the last layoff. After such layoffs according to seniority, the Company may deviate from straight seniority if by following the rule of straight seniority the efficient operation of the plant(s) would be impaired. If the Company proposes to deviate, it will discuss all such deviations with the Union Business Committee and if agreement is reached, deviations shall be as agreed upon. If no agreement is reached, the Company will be at liberty to make such deviations and in any event all employees affected by such deviations shall have the right of grievance pursuant to the grievance procedure outlined in the contract.

A. The above is applicable to Maintenance Department employees, Electrical Maintenance Department employees, and Over-the-Road Drivers only if the layoff of the employees would exceed sixty (60) days.

4.2 All new employees shall serve a probationary period of sixty (60) days worked. Probationary employees shall have no seniority rights and may be released at any time prior to the expiration of their probationary period. However, the Company may not discharge or discipline for the purpose of evading this Agreement or for the purpose of discriminating against Union members. If they are retained at the expiration of their probationary period, their Company seniority shall be from the date of hire.

Departmental seniority will begin at the completion of the probationary period. The Union may represent such probationary employees on wages, hours and conditions of employment, but it is agreed that the termination of employment of such employees during the probationary period shall not be subject to the grievance procedure or arbitration.

4.3 Student workers hired for the purpose of working during school vacation period shall not be required to join the Union and shall not be eligible for any fringe benefits and will accumulate no seniority. When a student becomes a regular full-time employee, his seniority begins as of the date of change in his work status.

4.4 Part-time workers who are employed on a regular basis throughout the year but are normally scheduled for short hour weeks shall be required to join the Union pursuant to Article 1 and shall acquire seniority only as it relates to other part-time workers and shall be entitled to eligibility for vacations on a percentage of pay basis only and paid holidays on a pro-rata basis and excluded from all other fringe benefits. In the event a part-time worker becomes a regular full-time employee he shall be entitled to one week of retroactive seniority for each 40 hours of work employed on a part-time basis.

4.5 Prior to laying off any regular employees, students and probationary employees shall be laid off first and part-time employees shall be laid off next if additional layoffs are necessary.

4.6 Under no conditions shall new employees be added to the payroll before those on layoff are notified to return to work. New employees shall not be added to the payroll during short work weeks.

4.7 When a vacancy occurs, prior to posting such vacancy, available employees qualified to fill the vacancy who are within that department and plant will be given the opportunity to change their shift, by virtue of department seniority. It is understood, so as not to impair normal operations, that from time to time it may be necessary to reassign senior employees temporarily to other shifts or temporarily delay the above shift change assignment pending the training of employees.

4.8 On recall to work the most senior employee on active layoff will be the first called to work and the remainder of the employees on the active recall list will be recalled in the same manner.

A. The Company may deviate from recalling employees on a straight seniority basis by recalling people qualified to perform necessary work for Maintenance Mechanics, Maintenance Electricians, and Over-the-Road Drivers (in their seniority order) if by following the rule of straight seniority the efficient operation of the plant(s) would be impaired. If the Company proposes to deviate, it will discuss all such deviations with the Union Business Committee and if agreement is reached, deviations shall be as agreed upon. If no agreement is reached, the Company will be at liberty to make such deviations and in any event all employees affected by such deviations shall have the right of grievance pursuant to the grievance procedure outlined in the contract.

4.9 In the event of layoff or layoffs due to lack of work, the employees affected and the Union Business Committee Chairman shall be given written notice of at least two (2) days prior to such layoffs.

A. When an employee can no longer perform the essential functions of their assigned job, due to permanent medical restrictions, and they are placed on medical leave, the Company will notify the Union President, in writing, within two (2) working days of such leave.

4.10 Members of the Union, who hold positions that require part of their functions to perform in the capacity of "Steward-like Duties," shall be granted Super Seniority in the case of lay-off. Super Seniority shall be limited to thirty (30) members or 5% of the average bargaining unit employment for the previous six (6) months, whichever is greater. It shall be the responsibility of the Union Recording Secretary to notify the Company, in writing, as to who shall be granted Super Seniority.

                                LOSS OF SENIORITY

4.11 An employee shall lose his seniority for the following reasons only:

A. If he shall quit.

B. If he shall have been discharged for just cause.

C. If a laid-off employee or employees on leave of absence shall fail to report for work within five (5) working days after notice was sent by the Company to his last known address, unless a satisfactory reason for failure to report is given. A copy of such notice to report to work is to be given to the Union President.

D. If an employee has been laid off for a period equal to his length of service with the Company. However, the minimum shall be one (1) year and the maximum three (3) years.

               SPECIAL PROCEDURE TO FOLLOW DURING SHORT WORK WEEKS

4.12 The purpose of this procedure is to afford senior qualified employees an opportunity to replace students, probationary, and part-time employees on those days when the work week schedule is reduced to less than five (5) days due to economic conditions. The number of senior qualified employees given this opportunity must be consistent with production requirements.

A. When the Company determines it is necessary to reduce the work schedule to less than five (5) days (excluding holiday weeks) in a department or a plant for two consecutive weeks or more, the following procedure will be followed:

    1. The Company shall meet with the Union Business Committee on the day following the decision to implement the short weeks, and notice of the short work weeks shall be posted no later than Wednesday preceding the first short work week.

    2. Beginning with the first week of the reduced work schedule, a list of jobs occupied by student, probationary, and part-time employees will be prepared. A senior employee who is on the reduced work schedule in his own department or plant will be asked to work a listed job on the day or days when he is not scheduled in his own department or plant. Selection will be by seniority, experience, and ability. The number of senior qualified employees selected shall be limited to the number of student, probationary, and part-time jobs. The student, probationary, or part-time employee so replaced will then work the reduced schedule in his own department or plant.

    3. Beginning with the second consecutive week of the reduced work week schedule, part-time employees will be offered regular full-time work, if available. If the part-time employee declines the offer or full-time work is not available, he shall be terminated.

    4. A senior qualified employee who agrees to work shall be paid the higher of his regular base rate or the base rate of the job to which he is assigned, plus incentive, if any. If such employee fails to report for work without just cause, the absence shall be treated as an unauthorized absence.

    5. During the fourth consecutive week of the reduced work schedule, Management and the Union Business Committee shall meet for the purpose of reviewing the reduced work week schedule, and to discuss the future outlook.

    6. The foregoing is not a guarantee expressed, implied or otherwise, that the Company will operate on a five-day work schedule or 40 hour work schedule.

                       SPECIAL PROCEDURE TO FOLLOW DURING
                                   SHORT-TERM
         SHUTDOWNS OF ONE OR MORE PLANTS OR PARTS OF ONE OR MORE PLANTS

4.13 The purpose of this section is to set forth the procedure to be followed when all or part of one or more of the Company's plant operations are scheduled to be shut down due to economic conditions for one week or two consecutive weeks, excluding vacation shutdown periods.

A. The Company shall inform the Union Business Committee of the decision to schedule as indicated above on the day following the day the decision is made.

B. The Company shall schedule the employees needed in the plant(s) that is shut down according to the following procedure:

     1.   Schedule the necessary work.

     2.   Schedule the job(s) necessary to accomplish the scheduled work.

     3. Schedule the people who normally perform the job(s) that is scheduled.

     4. Replace all summer, part-time and probationary employees with regular full-time employees.

     5. If all the people who normally perform the jobs scheduled are not needed, then schedule employees who have the most Company seniority who normally perform those jobs.

     6. If more people are needed than normally perform the scheduled job, then schedule the employee(s) assigned to that plant most qualified to perform that job. If two or more employees are equally qualified, then schedule the employee(s) who has the most Company seniority within that plant.

C. When the Company determines it is necessary to extend the shutdown or partial operations in a plant for more than two consecutive weeks (excluding vacation shutdown periods) it will follow the provisions of Article 4.1.

D. The intent of this procedure is to provide work to as many employees as we have work available for, rather than having to shut down additional operations in order to meet the deviation requirements provided for in Article 4.1.

                             ARTICLE 5 - GRIEVANCES

5.1 It is recognized that from time to time, incidents may occur or events may take place which question the interpretation of the provisions of this Agreement. It is the intent of the parties to this Agreement to promptly investigate and resolve differences of opinion or job-related problems. Accordingly, each employee is encouraged to discuss with his supervisor any problem that may arise in connection with his work. The Company will not discriminate against any employee for thereafter referring the problem as a grievance through the grievance procedure.

5.2 Should differences arise between the Company and its employees, either individually or collectively, as to the meaning and application of this Agreement, an earnest effort shall be made to settle any such differences at the earliest possible time by use of the following grievance procedure:

Step 1. a. As soon as possible but not more than ten (10) working days of the occurrence of the incident or condition giving rise to any grievance, an aggrieved employee shall present his grievance to his supervisor, accompanied by his Committeeman or Steward. If a settlement is not reached within two (2) working days from the time the grievance is presented, then;

               b. It shall be reduced to writing within two (2) working days, signed by the aggrieved employee or his representative, and presented to the supervisor, who will provide a written answer within three (3) working days of the receipt of the written grievance. Should this procedure not result in settlement, then;

Step 2. Within two (2) working days of receipt of the Supervisor's Step 1 written answer, the grievance shall be presented by a member of the Shop Stewards Committee to the Plant Manager or his representative, who will schedule a grievance hearing to be held within three (3) working days following receipt of the Step 2 grievance, and who will within three (3) working days of such meeting, provide his written answer to the grievance. If such answer does not result in settlement of the grievance, then;

Step 3. Within two (2) working days of the receipt of the Step 2 written answer, the grievance shall be referred to the Union Business Committee and the Company Committee, who will meet on a date satisfactory to both parties, within ten (10) working days following receipt of the Step 3 grievance to resolve the issue. Either or both parties may be represented at this meeting by outside representatives of their own choosing. Within three (3) working days of such meeting, the Company will provide a written answer to the grievance.

Within the times outlined above, the meetings will be scheduled on a date satisfactory to both parties. In the event that this procedure does not result in settlement of the grievance, then;

Step 4. Within forty (40) days from the date of the Step 3 answer, the grievance may be referred by either party to arbitration by serving written notice on the other. If either party fails to refer an unresolved grievance to arbitration within the forty
               (40) day period, the grievance shall be considered withdrawn and not arbitrable.

5.3 The Union Business Committee and the Company Committee referred to above in Step 3 shall consist of a maximum of nine (9) employees each, designated respectively by the Union and the Company.

5.4 The time limits referred to above may be accelerated, or extended, or any step of the procedure may be continued upon mutual agreement of the parties to this Agreement. If the Union fails to comply with the time requirements in Steps 1b, 2, or 3, the grievance shall be automatically dropped. If the Company fails to comply with the time requirements in Steps 1b, 2, or 3, the grievance shall be automatically granted.

5.5 An agreement reached between the committees shall be final and binding on the Company, the Union and the employees involved.

                             SELECTION OF ARBITRATOR

5.6 The Arbitrator for the purpose of this contract, shall be selected in the following manner, to wit:

A. In the event a grievance has not been resolved under Step 3 of this Article, either party may notify the Federal Mediation and Conciliation Service of the dispute and request a panel of seven arbitrators. If the panel is not acceptable to either party, then either party shall request a second panel, prior to striking any names from the first panel. The parties will select one arbitrator, by alternately striking from the panel a total of six arbitrators. The Arbitrator chosen by this procedure will then arbitrate the grievance. More than one grievance may, by mutual agreement, be submitted simultaneously to the same Arbitrator.

5.7 The Arbitrator shall have no authority to change or modify the terms of this Agreement, but he shall have authority to apply or interpret the meaning of the terms of this Agreement, and resolve all grievances referred to him under the terms of this Agreement.

5.8 Within a reasonable time after the hearing the Arbitrator shall tender to the parties his disposition of the grievance(s) involved. Such disposition shall be final and binding upon both parties.

5.9 The Arbitrator's charge and expense in connection with any grievance submitted to arbitration shall be borne by the party losing the arbitration.

5.10 The Company shall compensate Union officers and members of the Business and Shop Stewards committees at their average straight time hourly earnings, and individual aggrieved employees at the straight time hourly base rates at which they are then employed, for all time actually spent with representatives of the Company in collective bargaining negotiations and grievance adjustments pursuant to this Agreement, when the officers, committeemen and employees so engaged otherwise would be at work. Time spent in negotiations and grievance adjustments handled outside of the normal working day will not be paid by the Company. Negotiations and grievance adjustment meetings will be scheduled by the Company and may be held during regular working hours. The number of employees in attendance at bargaining and grievance meetings shall be scheduled to the extent that the number of employees attending such meetings shall not interfere with normal production.

                      ARTICLE 6 - DISCHARGE AND DISCIPLINE

6.1 The Company agrees not to discharge or suspend any of its employees except for just cause. In the event of discharge or suspension, the Company agrees to give the Shop Stewards Assistant written notice of such discharge or discipline, stating the reason therefor. Such notice shall be delivered to the Union within twenty-four (24) hours of the occurrence of such event. Any employee who is discharged or suspended under the provisions of this contract shall have the right of grievance as provided herein.

6.2 Grievances involving discharge shall enter the grievance procedure at Step
3.

6.3 It is further agreed that in all cases of discharge or suspension, if the employee or employees affected desire to file a grievance, he must file a written grievance immediately or at least within ten (10) days of such discharge or discipline. In the event it is decided that an employee was unjustly discharged or suspended, he shall be reinstated to his former position without loss of seniority and reimbursed for all time lost while under discharge or suspension, unless some other agreement is reached between the Company and the Union Business Committee.

6.4 Unexcused absence for three (3) or more consecutive working days shall be considered grounds for discharge or discipline.

6.5 Employees who receive three written warning notices on unexcused absences for periods less than indicated in Section 6.4 above, within twelve (12) consecutive months, shall be given a three-day suspension from duty without pay. More than three written warning notices on unexcused absences, for periods less than indicated above in Section 6.4 within twelve (12) consecutive months, shall be considered just cause for discharge or discipline. As a written warning notice is issued, one copy shall be delivered to the employee and one copy to the Union Shop Steward Assistant within 24 hours of the time such warning is issued.

6.6 Written warning notices for any disciplinary reasons shall remain in effect for twelve (12) months from date of issuance. Written warning notices more than twelve (12) months old shall not be used against the employee in future progressive discipline.
                                ARTICLE 7 - WAGES

7.1 The Company and the Union hereby agree that the minimum wage rates for each job classification are as set forth in the attached schedules marked Exhibit "A" entitled "Minimum Rates" and Exhibit "D" entitled "Trucking" and will be effective for the periods indicated during the term of this Agreement.

7.2 For shift premium pay purposes only, the hours of the first shift will be 6:00 A.M. to 2:00 P.M.; the second shift will be from 2:00 P.M. to 10:00 P.M.; and the third shift will be from 10:00 P.M. to 6:00 A.M. The employee will be paid the shift premium applicable to the shift on which he works the majority of hours. Shift premiums will be $.35 per hour for the second shift and $.45 per hour for the third shift.

7.3 All employees shall be paid weekly on Thursday during their regular shift. If a Holiday occurs, the payday may be advanced or delayed within the same work week, Saturday excluded.

7.4 The Contract rates shown in Exhibits "A" and "D" are minimum rates, and are guaranteed.

                            WAGE INCENTIVE PROVISIONS

7.5 The Company agrees to establish incentive plans on the basis of fairness and equity consistent with the quality of workmanship, efficiency of operations and reasonable working capacities of normal operators working at incentive pace.

7.6 Other matters pertaining to production standards or incentives shall be contained in a supplementary agreement. Such agreement, attached to this contract as Exhibit "C," shall become a part of this contract and a part of each individual incentive plan.

                                  PAID HOLIDAYS

7.7 Effective during the life of this contract the Company will pay holiday pay for the following holidays: New Year's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Day following Thanksgiving Day, Christmas Eve Day, Christmas Day, a "floating holiday" to be scheduled by the Company annually, and New Year's Eve Day. Such pay is to be eight (8) hours at the average straight time hourly earnings, and all employees covered by this Agreement, performing service, except those who have not completed their probationary period, will be entitled to paid holidays.

A. The Company will pay ten (10) hours (in lieu of 8) holiday pay at average straight time hourly earnings to all employees who are working four, ten-hour shifts on all automated systems the week before and/or the week after and the week of the holiday(s).

When a holiday(s) falls during a scheduled vacation shutdown week, the Company will pay ten (10) hours holiday pay to all employees who are working four, ten-hour shifts on all automated systems the week before and/or the week after the holiday(s).

B. All work performed on any of the holidays recognized in 7.7 or on the day celebrated in lieu thereof, such as when a holiday falls on Sunday and is celebrated on Monday, shall be paid for at the rate of double (2) time. If a shift starts during a holiday and extends into a non-holiday period, all hours worked on such shift shall be paid for at double time. The above premium pay for time worked shall be in addition to holiday pay.

C. To qualify for holiday pay an employee who is scheduled to work must have worked his last scheduled work shift prior to and his first scheduled work shift after such holiday unless excused by Personnel for personal compelling reasons.

Employees who are absent on only the day before or only the day after consecutive holidays and haven't been excused by Personnel for personal compelling reasons, will lose holiday pay for one holiday only.

Employees who are absent the day before and/or the day after consecutive holidays and have been seen by a medical doctor, nurse practitioner or chiropractor on that day will be paid for all holidays.

D. Employees who have been laid off because of lack of work within fifteen (15) days immediately prior to the date of the holiday, or who after having been laid off are recalled to work within fifteen (15) days after the date of the holiday shall be eligible for holiday pay.

               ARTICLE 8 - TRANSFERS, JOB POSTINGS, AND PROMOTIONS

                               TEMPORARY TRANSFERS

8.1 When any employee is temporarily transferred by the Company for a period of one week or less, he shall be paid the base rate of his regular job or the base rate of the temporary job, whichever is higher, plus any applicable shift premium. If the employee is not returned to his regular job after one week, and his temporary transfer is renewed, he will continue to be paid the base rate of his regular job or the base rate of the temporary job, whichever is higher, plus any applicable shift premium. While on temporary transfer, the employee will continue to accrue seniority in his home department.

8.2 When any employee is temporarily transferred at his own request, he shall be paid the base rate of the temporary job, plus any applicable shift premium.

8.3 For the purpose of protecting the earnings of senior incentive employees who are temporarily transferred by the Company, the following procedures will be used:

A. When any incentive employee is temporarily transferred to another department while any employee with less departmental seniority performs incentive work in the department (defined in 8.4, E below) of the transferred employee, such transferred employee will be paid his average earnings or his earnings on the temporary job, whichever are higher.

B. When any incentive employee is temporarily transferred within his department to another Work Section (defined in 8.4, F below) while any employee with less departmental seniority performs incentive work in the Work Section of the transferred employee, the transferred employee will be paid his average earnings or his earnings on the temporary job, whichever are higher.

C. However, if any incentive employee is temporarily transferred as a result of machinery breakdown which occurs during his scheduled shift, he will be paid base rate of his regular job or the base rate of the temporary job, whichever is higher, plus any applicable shift premium, but not average earnings.


                         TRANSFERS OTHER THAN TEMPORARY

8.4 In the event an employee is transferred as provided for below, he shall be paid the rate of the job to which he is transferred, effective on the date of transfer.

A. When it is necessary to reduce the number of employees in a department, the last man assigned to the department shall be the first selected for transfer. Such employee transferred out of the department shall have the right to transfer back to his last department, except he shall not replace any employee in his former department who has greater departmental seniority. If his last department is not open to him by application of departmental seniority, he will be assigned to available work within the Company.

B. Any employee who is displaced from his department as a result of the foregoing procedure shall also have the right to transfer back to his former department in the same manner.

C. When the department or departments increase the number of employees required in such department, the employees transferred out by the operation of the above paragraphs shall be first entitled to transfer back to the original departments from which they were transferred. If employees elect not to exercise their department seniority rights in the application of this paragraph (8.4, C), they will lose seniority rights in all departments and will be assigned to available work within the Company.

D. Whereas the above paragraphs consider the usual and normal transfer procedures, it is recognized that from time to time unforeseen or unusual conditions may occur which may require deviations. Deviations proposed by either party, shall be discussed between the Company and the Union Business Committee and shall include such factors as employee's ability and efficiency of operation. If no agreement is reached, the Company will be at liberty to make such deviations, and in any event all employees affected by such deviation shall have the right of grievance pursuant to the grievance procedure outlined in this contract.

E. For purpose only of administration of the above, departments are defined, but not restricted, to the following:


                                                                    Plant    Plant
                                                                    2        3
   1. Hydro Slinger Molders........................                    X
   2. BMD..........................................                    X
   3. BMD Finishing................................                    X
   4. Pourers......................................                    X
   5. Other Molding Indirect.......................                    X
   6. Chippers, Grinders, Fitters..................                    X
   7. Bore, Mill and Drill Operators...............                    X
   8. All Cleaning Indirect........................                    X
   9. Shipping.....................................                    X
 *10. Maintenance..................................                    X     X
 *11. Electrical Maintenance.......................                    X     X
  12. Over-the-Road Drivers........................                  Transport
  13. Pattern Storage..............................                    X
 *14. Receiving and Stores.........................                    X
  15. Inspection...................................                    X
  16. Utility Truck Drivers........................                  Transport
  17. All Others...................................                    X     X
  18. Disamatic System.............................                          X
  19. Casting Processing...........................                          X
  20. Quality Assurance............................                          X
  21. Core Support.................................                    X     X
  22. Core Operations..............................                    X     X
  34. Melt.........................................                    X     X
*Combined all plants

F. For the purpose of administering temporary transfers, each incentive employee is assigned to one of the Work Sections listed below. Departmental Seniority shall be used to determine Work Section seniority, in the employee's regularly assigned Work Section, to establish the relative seniority of the transferred employee.


                                  WORK SECTIONS

               PLANT 2

         1.    Hydro Slinger Molders
         4.    Pourers

               Other Molding Indirect:
         5.    Shakeout
         6a.   Chippers, Grinders
         6b.   Fitters
         7a.   Bore, Mill Operators
         7b.   Radial Drill Operators
         9.    Shipping


                                   JOB POSTING

8.5 All vacancies or new jobs are to be filled by the job posting procedure with the following exceptions: Leadman, Janitor Labor, Core Room Labor, Yard and General Labor, and Cleaning Room General. A vacancy occurs when a new job is created and defined or an established job requires filling to meet manpower planning requirements.

A. The Company will post the notice of the vacancy on the bulletin board within three (3) work days from the date the vacancy becomes official.

B. The vacancy will remain posted for three (3) work days during which time interested employees who have passed their probationary period may apply.

C. The Company shall make its selection within five (5) work days after the posting is closed except in the cases of truck drivers and maintenance and electrical maintenance employees. The employee selected and the Union Shop Stewards Committee Assistants will be notified promptly in writing, normally within two (2) working days, after selection is made.

D. The selected employee shall be transferred within one (1) week from date of notification of selection, or receive the higher base rate of his present or new job.

E. The employee's date of notification of selection shall be the date the employee begins to accrue seniority in the new department.

F. The Company will post on the bulletin board weekly the names of the previous week's successful bidders, their seniority dates and the jobs for which they were selected.

G. Employees shall be limited to one (1) successful lateral or downward bid each year from date of selection. There shall be no limit on bids for promotions to higher base rate jobs.

H. If the Company selects an employee or employees for such job from the bargaining unit such selection shall be made on the basis of experience and ability. Where these factors are relatively equal, seniority shall govern.

8.6. In the event a job or jobs are posted pursuant to 8.5 and no application is made within the period set forth, the Company is at liberty to fill the vacancy as it sees fit. The Company will advise the Union Shop Stewards Assistants and President of the fact that no applications were filed.

A. If applications are made as herein provided and after investigation the Company finds that the applicants are qualified or have qualifications for the posted job, selection will be made from the applicants whose applications are on file for the job, as provided in 8.5 hereof. Selection shall be made within five
(5) days after the expiration of posting. If, however, the Company is satisfied that none of the applicants is qualified for the job in question then it may fill such job by selection outside of the bargaining unit. The Company shall give the Chairman of the Union Business Committee a list of all the applicants who applied and the name of the employees selected to fill the posted job or jobs within two (2) working days after selection is made, whether the selection is made from the bargaining unit or not.

B. When an employee is involuntarily selected by the Company in accordance with its right in the above paragraphs such employee will retain and accumulate seniority in his prior department for all time worked in the job to which he was involuntarily placed.

C. When an employee through job posting enters a new department as defined in 8.4, E, he shall retain his departmental seniority in immediate prior department until he has worked thirty (30) days. If for any reason, it is necessary to return the employee to his former job during this period, he will then do so with continued accumulated departmental seniority. The employee shall lose all seniority in his former department the day after he completes thirty (30) days worked in the new department, except in the application of Section 8.4. New department seniority shall then be retroactive to the first day of assignment to the new department.

D. Transport, Maintenance and Electrical employees shall retain departmental seniority in their immediate prior department until they have worked sixty (60) days. If for any reason it is necessary to return the employee to his former department during this period, they will then do so with accumulated departmental seniority. Seniority shall be retroactive to the first day of assignment in the new department after the employee completes sixty (60) days worked.

8.7 The employee or employees who file application for a job pursuant to job posting notice and who are not selected and who desire to file a grievance shall file such grievance immediately but not later than ten (10) working days from the date of selection notice. Such grievance shall be subject to arbitration in accordance with the terms of this contract; but the grievance, if filed, shall not prohibit the Company from filling the job.

8.8 Any employee requesting transfer, other than temporary, out of a department or into another department, without using the job posting procedure, will forfeit all former department seniority rights when the transfer takes place.

8.9 The Company shall establish an apprenticeship and training program in conformity with the State of Wisconsin Department of Workforce Development Apprenticeship Division for those in maintenance classifications.

A. Apprentices must be indentured and attend the appropriate school in accordance with the Wisconsin Apprenticeship Law, Chapter 106 and meet all requirements as may be set up by the Wisconsin Department of Workforce Development and the Company.


                      TRANSFERS OUT OF THE BARGAINING UNIT

8.10 Both parties agree to the principle of advancing employees to positions outside the bargaining unit. In the event an employee so advanced is demoted or requests demotion during the first year, he shall be promptly returned to his former job at the going rate of pay with credited departmental and Company seniority.

A. Employees previously advanced prior to January 1, 1972 shall accrue departmental seniority for a maximum of three (3) years. Employees advanced outside the bargaining unit subsequent to January 1, 1972, shall continue to accrue departmental seniority for a maximum of one year.

In the event there is a reduction in force the employee shall be entitled to use his departmental seniority he had at the expiration of the accrual period in order to return to the bargaining unit.

B. Employees advanced outside the bargaining unit subsequent to January 1, 1993 who do not return to the bargaining unit during the first year shall forfeit all departmental seniority rights.

In the event there is a reduction in force during the first ten (10) years after an employee is so advanced, he shall be entitled to use his Company seniority in order to return to the bargaining unit.

In the event there is a reduction in force subsequent to ten (10) years after an employee is so advanced, he shall not be entitled to return to the bargaining unit.

C. The employee's Company seniority shall continue to accrue during the employee's entire period of employment with the Company.

                          ARTICLE 9 - LEAVES OF ABSENCE

9.1 Employees desiring a leave of absence shall be required to make written request for said leave of absence, outlining the reason for such request. The granting of such request shall be by mutual written consent of the Company and the Union Business Committee Chairman, in triplicate, the original to be retained by the employee, the duplicate by the Company and the triplicate by the Union. A leave of absence shall be granted to members designated by the Chairman of the Union Business Committee for the purpose of attending conventions and Union conferences. Employees on leave of absence shall accrue departmental seniority for a maximum of one (1) year in addition to that already accrued at the time of the leave.

9.2 When members of the Union are serving full time on behalf of the Union, or are selected to represent the International Union, necessitating a leave of absence from the Company, the Company will grant such leave of absence for up to three (3) years. Such leave of absence shall be automatically renewed by request for up to a maximum of ten (10) years. Reasonable advance notice of such leaves shall be given to the Company.

A. In the event an employee so serving the Union returns to bargaining unit work during the first year, he shall be promptly returned to his former job at the going rate of pay with credited departmental and Company seniority.

In the event there is a reduction in force during the first ten (10) years after an employee is so serving, he shall be entitled to use his Company seniority to return to bargaining unit work.

In the event there is a reduction in force subsequent to ten (10) years after an employee is so serving, he shall not be entitled to return to bargaining unit work.

9.3 The Local Union President shall be excused from work without pay for the entire day on which the Union Local conducts its regular monthly meeting, provided he notifies his department superintendent at least one day in advance of the date of the meeting.

A. When it is necessary for the Local Union President to be further absent from work without pay for Union business in addition to the day of the regular monthly meeting, the Local Union President shall obtain approval in advance from his department superintendent.

                             ARTICLE 10 - MANAGEMENT

10.1 The management of the Company and the direction of the working force including the right to hire, suspend or discharge for cause, to transfer or lay off for lack of work or any other legitimate reason, to make and enforce reasonable rules and regulations and in general, all other functions of management unless limited by this Agreement, are reserved to and are vested exclusively in the Employer, including any of the rights, power or authority the Employer had prior to the signing of this Agreement.

                       ARTICLE 11 - NO STRIKE - NO LOCKOUT

11.1 It is agreed that as a part of the consideration of this contract, any and all disputes and any and all claims or demands growing out of said contract or involved therein shall be settled and determined exclusively by the machinery provided herein through the grievance procedure and that during the term of this contract, there shall be no strike on the part of the Union nor lockout on the part of the Company.

11.2 It is specifically understood and agreed that the no-strike clause in the preceding paragraph shall not be operative under the following circumstances: If at the expiration of this contract the parties are unable to agree upon the terms or conditions of a renewal or modification thereof.


                           ARTICLE 12 - FUNERAL LEAVE

12.1 In the event of death of an employee's brother, sister, father, mother, step-father, step-mother, father-in-law, or mother-in-law, the employee may be absent from work and shall be paid a minimum of eight (8) hours of pay, per day, up to three (3) days for his scheduled time actually lost from the day of death to the day of the funeral. Funerals in excess of 200 miles from the City of Neenah, Wisconsin, shall be considered an additional day of funeral leave the day after the funeral. The 200-mile provision will also apply to 12.3 but not 12.2.

12.2 In the case of the employee's spouse or child or step-child, paid funeral leave shall be up to five (5) scheduled days lost at a minimum of 8 hours pay, per day, from the day of death to the seventh day following the day of death.

12.3 In the event of the death of an employee's grandparent, grandchild, sister-in-law, brother-in-law, daughter-in-law, son-in-law, or of an employee's spouse's grandparent, the employee may be absent from work and shall be paid for scheduled time actually lost up to a minimum of eight (8) hours pay, per day, on the day of the funeral if it is a scheduled work day and the employee attends the funeral.

12.4 To qualify for paid funeral leave the employee must _

A. have passed his probationary period prior to the death of the above mentioned family member.

B. attend the funeral unless unable to do so because of illness, accident, or other just cause; and

C. notify the Personnel Department as soon as possible that he will be absent because of the death.

12.5 Funeral leave pay will be computed at the employee's regular straight time base rate including any shift premium. No funeral leave pay will be paid for days on which Holiday or Vacation pay is paid, or when an employee is on any kind of leave of absence or Worker's Compensation. Scheduled time lost shall not be counted as hours worked for purposes of computing overtime pay.


                              ARTICLE 13 - GENERAL

13.1 Space for bulletin boards shall be made available by the Company at convenient places as near as possible to the time clock for the posting of Union notices.

13.2 Duly accredited representatives of the Union, upon application for permission, shall have the right of access to the plant to interview any of the employees affected by this contract or to investigate any grievances. The Company will provide accommodations for such interview or interviews on its premises.

A. Upon proper notice to the Company from the Union requesting time off for representatives to perform Union business, the Company shall give written notice of work release to the affected employee, his immediate supervisor and/or department manager.

                                    SICK PAY

13.3 Any employee covered by this Agreement who is absent because of a non-industrial accident or illness long enough to collect benefits from the Neenah Foundry Company Sickness and Accident Insurance Program will be paid up to the first three (3) scheduled work days of such absence or absences not covered by the insurance program at the rate of eight (8) hours per day at the employee's straight time hourly base rate. It is understood that not more than a total of three (3) scheduled work days will be due an employee during any calendar year because of a non-industrial sickness or accident or combination thereof.

A. Any employee who is absent due to an industrial injury or illness incurred at Neenah Foundry Company will be paid, under this Agreement, for the first three
(3) scheduled work days of absence or absences not covered by Worker's Compensation Insurance, for each such injury or illness, if, (1) the injury sustained was properly reported on the day of injury, and, (2) these same days are not later paid for by Worker's Compensation.

B. In any event, no sick pay will be paid for any day not a scheduled work day, or on which holiday pay or vacation pay is paid.

13.4 The Company will continue to provide, and with the cooperation of its employees, maintain proper sanitary and safety conditions. A joint Company-Union Safety Committee shall function as outlined in the December 17, 1974 policy letter.

13.5 The Company agrees to furnish a current seniority list to the Union once per month.

13.6 The Union will, at the execution of this contract, furnish the Company with a list of the names of its Shop Stewards Committee or other committees designated to handle negotiations and grievances on behalf of the Union.

13.7 The Company will, at the execution of this contract, furnish the Union Business Committee with a list of the names of its Bargaining Group who will have authority to negotiate or adjust grievances.

13.8 The Company shall furnish a meal at a cost not to exceed $5.00 for each employee who works more than two (2) hours beyond his scheduled shift. A paid twenty minute lunch period will be provided when meals are furnished; such period will not be included in the "more than two (2) hour" qualifying period, but will be counted as time worked for overtime purposes.

13.9 The Company and the Union will comply with all laws and regulations established by Federal and State Governments regarding their respective obligations under this Agreement.

A. Any Federal or State law which mandatorily changes any of the provisions of this Agreement shall govern. However, such required change shall not change any of the other provisions of the contract.

13.10 Non-bargaining unit personnel shall not perform work normally done by bargaining unit employees except for the purpose of instruction or in the case of emergency. (See policy dated December 9, 1974.)

13.11 Upon presentation of proper pay voucher, an employee required to serve jury duty shall be paid the difference between his jury duty pay and eight (8) hours of straight time pay at his base rate for each scheduled work day he lost as a result of the jury duty.

13.12 A tool allowance of $175.00 will be paid annually to each maintenance employee on the payroll as of January 1.

13.13 The Company will reimburse each employee $75.00 for one pair of approved safety shoes purchased by the employee for his personal wear, each year. For designated employees who have outside jobs, the Company will provide an additional $75.00 reimbursement for purchase of one pair of insulated safety boots per year. Employees regularly assigned to the following outside jobs are eligible for the additional $75.00 reimbursement:


         Plant 2                                     Plant 3
         -------                                     -------
         Charge Yard                                 Charge Yard
         Shipping
         Yard
         Paint
         Knockout
         Skid Repair
         Front End
         Loader Operator
         Inter Plant Truck Drivers

Plus: Outside Distribution Yards

To be eligible for any reimbursement allowance, the employee must have completed his probationary period at the time of purchase.

13.14 The Company will reimburse each employee for replacement of prescription safety glasses, or parts thereof, which are damaged at work at the actual cost to a maximum of $40.00 per year.

A. Effective January 1, 2000, the safety glass reimbursement will be $45.00.

B. Effective January 1, 2001, the safety glass reimbursement will be $50.00.

                              ARTICLE 14 - PENSIONS

14.1 The Company agrees to continue its pension program started January 1, 1963, according to separate contract with Connecticut General Life Insurance Company. This plan is to be wholly financed and owned by the Company.

A. Effective January 1, 1999, the formula for determining monthly pensions shall provide for $31.00 per month as pension base.

B. Effective January 1, 2000, the formula for determining monthly pensions shall provide for $32.00 per month as pension base.

C. Effective January 1, 2001, the formula for determining monthly pensions shall provide for $33.00 per month as pension base.

D. Effective January 1, 2000, those employees who retired during 1999 will have their pension recalculated on the $32.00 per month pension base. Effective January 1, 2001, those same employees will have their pensions recalculated on the $33.00 per month pension base.

14.2 The plan contains a surviving spouse's benefit provision. To be eligible for such benefit, an employee shall have a minimum of five (5) years of vested Company service.

14.3 The normal retirement date is the first of the month following the employee's 65th birthday. Provisions for early retirement after age 60 are provided for in the plan.

14.4 The minimum pension disability benefit shall be $370.00 per month. To be eligible for such benefit, an employee shall have a minimum of five (5) years of vested Company service.

A. Effective January 1, 2000, the minimum pension disability benefit shall be $385.00 per month.

B. Effective January 1, 2001, the minimum pension disability benefit shall be $395.00 per month.

14.5 None of the above increases in pension benefits shall apply to employees already on retirement.

14.6 A 401k Retirement Plan will be implemented by July 1, 1999.

                             ARTICLE 15 - INSURANCE

15.1 A PPO Health Insurance Plan, administered by Employers Health Insurance, Network Health Plan (HMO) and United Health Plan (HMO) will be offered.

A. Specific benefits offered by the plans listed in 15.1 are contained in the plan summaries which are available through the Personnel office.

B. The employee monthly contribution rates for coverage effective January I, 1999, is as follows:

                          Network HMO       PPO Plan      United HMO

Single Coverage              $30.34          $ 46.19        $35.26
Family Coverage              $82.83          $125.80        $99.18


These employee contribution rates for health insurance will be in effect for calendar year 1999, and for any future premium changes, the employee will pay 20% of the gross premium during the life of this agreement.


C. Effective January 1, 1988, employees with 15 or more years of service who retire between the ages of 60 and 65 will be eligible for continuing in one of the health insurance plans offered by Neenah Foundry Company to the regular hourly employees by paying 50% of the insurance premium costs, until the employee reaches age 65 or qualifies for Medicare coverage earlier. Effective January 1, 1996, employees who elect to retire between the ages of 62-65 will be eligible to continue in one of the health insurance plans offered by Neenah Foundry Company to regular hourly employees, by paying 25% of the insurance premium cost, until the employee reaches age 65 or qualifies for Medicare coverage earlier. It is further understood that if the employee elects family coverage, dependents as defined in the policy are also covered, and if the employee should die during this period of coverage, all coverage for dependents stops at the end of the month in which the employee dies.

D. It is understood there will be no changes in the coverage or the carrier except by mutual agreement between the Company and the Union Business Committee.

15.2 For Life Insurance, Weekly Sickness and Accident Insurance, and Accidental Death and Dismemberment Insurance, the Company will continue to pay 90% of the premiums and the employee will pay 10%.

15.3 The weekly Sickness and Accident benefit shall be $270.00 for a maximum of 26 weeks.

A. Effective January 1, 2000, the weekly benefit shall be $280.00.

B. Effective January 1, 2001, the weekly benefit shall be $290.00.

15.4 The Accidental Death and Dismemberment coverage is $22,000.

15.5 The Company will pay 65% of the cost and the employee will pay 35% of the cost of the Employers Insurance Dental Plan, now in effect.

A. Eligibility for this coverage will begin the first day of the month following the employee's 12 month service anniversary.

15.6 In the case of a work-connected death of an employee who carries family coverage under the Company's health insurance and/or dental insurance programs, the Company will continue such programs for a period of thirty-six (36) months for the surviving spouse and dependent children. The Company will pay the full premium for that coverage the employee had carried at the time of his death.

15.7 Life Insurance Coverage is $22,000.

15.8 In the event an employee is laid off the Company shall continue to pay its percentage share of the premium of the health and welfare plan (excluding sickness and accident benefits) for a period of three (3) months following the month in which the layoff became effective provided the employee arranges with the Personnel Office for payment of his percentage share of the premium.

15.9 Eligibility for coverage by the insurance programs, except Dental Coverage, shall commence on the first of the month following completion of thirty (30) days worked.

15.10 The insurance benefits outlined herein are subject to the express limitations, exclusions and all other terms and conditions as fully and completely set forth in the actual insurance policies in effect between the Company and the respective carriers.

                              ARTICLE 16 - TRUCKING

16.1 An Over-the-Road Truck Driver is one who is classified as such and operates tractor-trailer type of equipment used generally for long hauling.

16.2 Rates and conditions applicable only to Over-the-Road Truck Drivers are set forth in Exhibit "D" which by this reference is made a part of this Agreement.

                         ARTICLE 17 - TERMINATION CLAUSE

THIS CONTRACT agreed upon the 10th Day of December, 1998, and signed this ____________ Day of ____________, 1999, shall be in full force and effect from January 1, 1999, until and including the 31st day of December, 2001.

NEENAH FOUNDRY COMPANY

Bill Barrett, President

LOCAL NO. 121B GLASS, MOLDERS, POTTERY, PLASTICS AND ALLIED WORKERS INTERNATIONAL UNION, AFL-CIO-CLC

Jerry L. Cotton
Mick Dietzen
Lynn C. Broege
Tom Lorge
Scott Wolf
Ramiro Cardoza
Reuben H. Stoegbauer
Roddy Rice
Greg Kempen
Paul Merkley
Donald Benotch, Executive Officer
                  GMP, AFL-CIO-CLC

                                   EXHIBIT "A"

                                  MINIMUM RATES

                                  NON-INCENTIVE

                                                       EFFECTIVE DATES

                                                       12/13/98        1/2/00         12/31/00
                                                       --------        ------         --------
Janitor Labor                                         $12.48           $12.88          $13.18
Yard and General Labor                                 12.48            12.88           13.18
Cleaning Room General                                  12.51            12.91           13.21
Truck Loader Helper - Plant 2                          12.56            12.96           13.26
Gangway Man                                            12.56            12.96           13.26
Pattern Storage                                        12.56            12.96           13.26
Pattern Setup                                          12.61            13.01           13.31
Utility Man - Plant 2                                  12.64            13.04           13.34
Jeep Driver General.                                   12.66            13.06           13.36
Sand Tester                                            12.66            13.06           13.36
Flask Welder                                           12.66            13.06           13.36
Shipping Clerk Helper                                  12.71            13.11           13.41
Pattern Storage Truck                                  12.71            13.11           13.41
Receiving Clerk                                        12.72            13.12           13.42
Inspector                                              12.74            13.14           13.44
Front End Loader Operator                              12.74            13.14           13.44
Jeep Driver, Metal Delivery                            12.74            13.14           13.44
Casting Processing - Plant 3                           12.75            13.15           13.45
Core Support - Plant 3                                 12.75            13.15           13.45
Stock Room Clerk                                       12.76            13.16           13.46
Utility - Distribution Yards                           12.76            13.16           13.46
Maintenance Helper, Mechanical                         12.82            13.22           13.52
Salvage Welder                                         12.82            13.22           13.52
BMD Operator Assistant                                 12.97            13.37           13.67
BMD Finishing Operator Assistant                       12.97            13.37           13.67
Melt Systems Plant 2                                   13.05            13.45           13.75
BMD Iron Pourer                                        13.05            13.45           13.75
Melt System - Plant 3                                  13.05            13.45           13.75
Quality Assurance - Plant 3                            13.25            13.65           13.95
Utility Truck Driver                                   13.27            13.67           13.97
Maintenance General, Mechanical                        13.28            13.68           13.98
Truck Driver/Utility - Distribution Yards              13.47            14.17           14.57
Core Operations - Plant 3                              13.70            14.10           14.40
Utility Truck Driver                                   13.77            14.47           14.87
Auto Grinder - Plant 3                                 14.05            14.45           14.75
BMD Finishing Operator                                 14.05            14.45           14.75
BMD Pattern Change Operator                            14.05            14.45           14.75
Disa System                                            14.05            14.45           14.75
BMD Maintenance Operator                               16.23            16.88           17.43
Maintenance Mechanic                                   16.23            16.88           17.43
Journeyman Electrician                                 17.05            17.70           18.25

                             APPRENTICE PAY SCHEDULE
                                  (ELECTRICAL)

Minimum Compensation to be paid:

1st period of 1,050 hours 75% of the skilled rate
2nd period of 1,050 hours 78% of the skilled rate
3rd period of 1,050 hours 81% of the skilled rate
4th period of 1,050 hours 84% of the skilled rate
5th period of 1,050 hours 87% of the skilled rate
6th period of 1,050 hours 90% of the skilled rate
7th period of 1,050 hours 93% of the skilled rate
8th period of 1,050 hours 96% of the skilled rate

                                    INCENTIVE


                                                                       1/2/00           12/31/00         12/13/98
                                                                       ------           --------         --------
Chipper                                                                12.36            12.76             13.06
Grinder                                                                12.36            12.76             13.06
Core Maker                                                             12.36            12.76             13.06
Machine Shop Operator - Plant 2                                        12.36            12.76             13.06
Core Finisher                                                          12.36            12.76             13.06
Shifter and Shakeout                                                   12.36            12.76             13.06
Jeep Driver/Load Checker - Plant 2                                     12.45            12.85             13.15
Radial Drill Operator                                                  12.46            12.86             13.16
Truck Loader/Order Picker - Plant 2                                    12.46            12.86             13.16
Iron Pourer                                                            12.55            12.95             13.25
Slinger Molder                                                         12.55            12.95             13.25
Slinger Operator, Hydro                                                12.69            13.09             13.39


Leadmen, when utilized, will be selected by the Company. Leadmen will receive a minimum of $.15 over the rate of the job led.

                                   EXHIBIT "B"



DRUG AND ALCOHOL ABUSE POLICY BETWEEN NEENAH FOUNDRY COMPANY AND LOCAL 121B, GLASS, MOLDERS, POTTERY, PLASTICS & ALLIED WORKERS INTERNATIONAL UNION, (AFL-CIO-CLC)

POLICY FOR SCREENING FOR ABUSE OF ALCOHOL, MARIJUANA AND CHEMICAL SUBSTANCES

    Neenah Foundry Company and GMP Local 121B have a strong commitment to provide a safe and secure workplace for all employees and to promote high standards of employee health and productivity. Because of this commitment, both Neenah Foundry Company and GMP Local 121B agree to a program of screening for use and/or abuse of alcohol or chemical substances in the workplace.

    It is the purpose of this agreement to provide guidelines for addressing such substance use/abuse by employees.

 1.There will be no random drug/alcohol testing except as mandated by law.

 2.This agreement applies to employees in situations where the Company has determined the employee to be under the influence of drugs, marijuana, chemical or controlled substances, or alcohol while at work or on Company property or when an employee is involved in a work related accident involving:

- A piece of mobile equipment (e.g. industrial lift trucks, overhead cranes, road vehicles, etc.) and an employee or another object (equipment, building, etc.);
-    Two or more pieces of mobile equipment;
- Any injury resulting in a lost time accident and severe enough to require the attention of a medical doctor, nurse practitioner or emergency room personnel.

 3.If an employee appears to be under the influence of alcohol or drugs, the supervisor should, if possible, secure the assistance of another supervisor in observing the employee's action and in escorting the employee to an appropriate office or area for further investigation. A Union representative or designee shall be secured to be present during the investigation.

 4.If, as a result of the investigation, the supervisor has reasonable cause to believe that the employee is in a condition that is jeopardizing workplace safety or cannot perform his or her job because of on-the-job intoxication or impairment, the employee will be suspended and will be required to submit to a screen for alcohol/drugs. The supervisor may and if requested by the employee, a Union representative, if available, may accompany the employee to the test site. However, neither shall be permitted to impede the testing process. The Union representative will continue to be paid during the time required to accompany the employee, wait at the test site, and return to work, if he would otherwise be scheduled to work during this time.

 5. The initial screen for suspected drug, marijuana, and chemical substance use will be an enzyme multiplied immunoassay test. The confirmatory test will be a gas chromatography-mass spectrometry (GC-MS) test. A confirmatory test will automatically be performed on any sample that is initially positive. However, the Company reserves the right to test directly by using the gas chromatography-mass spectrometry (GC-MS) test rather than the initial enzyme multiplied immunoassay (EMIT) test.

In those situations where there may be reason to believe that the sample may have been tampered with by the person giving the sample prior to the sealing and signing of the samples, the Company may authorize the laboratory to perform a Specific Gravity test prior to the EMIT/GC-MS test being performed.

 6. If available, the appropriate test for suspected alcohol use will be a breathalyzer test. A blood sample may also be utilized at the discretion of the Company to determine or verify the results of the breathalyzer test.

6A. State law standards as defined in the motor vehicle code in the state where the plant exists or incident occurs, will be utilized to determine if the employee is intoxicated.

 7. The initial sample taken for screening for illegal chemical substance, drugs, marijuana and controlled substances will be split into three samples. They will be sealed and signed at the time of the taking of the sample by the person taking the sample and the person giving the sample. One sample will be used for the EMIT and/or the confirmatory (GC-MS) test. The remaining two (2) sealed and signed samples will be retained by the testing laboratory. If it is determined that the GC-MS screen is positive, the employee will have the right within two (2) weeks of notification of said positive screen test results, to have the second sample sent to a certified lab of their choice to be tested. The laboratory selected by the Company will transmit the sample directly to the laboratory selected by the employee, with the seal and signature intact to protect the chain of custody, where a GC-MS confirmatory screen test will be performed.

The employee will be reimbursed for the cost of any screen performed at his discretion provided the laboratory selected is certified for testing by the National Institute of Drug Abuse (NIDA) (or a comparable independent state certified laboratory), and provided the results are negative. The employee will sign a consent agreement authorizing the release of the results of the screen to the Company.

In situations where the results of the screen test from the two (2) labs reach opposite conclusions, then a third certified laboratory will be selected by the two (2) respective laboratories and the remaining sealed and signed sample of the original specimen will be sent to the third certified laboratory to perform a GC-MS screen test.

The results of the third certified laboratory will be binding on all parties and if the tests are negative then the employee's record would be cleared of any suspension or reference to the incident. The Company will reimburse the employee for time lost at the applicable rate, as specified in the Union contract, from the date of suspension.

 8. Any employee who is asked to submit to a screen for alcohol or drug use will sign a consent agreement authorizing the release of the results of the screen to the Company.

 9. Refusal to submit to a screen for items covered under this Drug and Alcohol Abuse Policy or to sign a consent agreement or to take rehabilitation recommended by appropriate medical authorities will be considered insubordination's and the employee will be suspended pending termination.

10. If the employee is taking prescription or over-the-counter substances that might affect the results of the screen, the Company will be advised by the employee prior to the screen being administered.

11. The Company will select a properly licensed, accredited testing NIDA or comparable state approved/certified facility and follow testing procedures specified above to assure the most accurate results, maintain the most complete chain of custody and quality control procedures and assure the maximum of confidentiality.

 11A. Outside of the Neenah/Menasha area, the Company and Union will accept reasonable facilities and the results of law enforcement agencies.

12. All screening as well as the results of any screen will be treated in a confidential manner. All employees who are tested will be given the results of their tests in writing.

13. Any employee found to be intoxicated (in accordance with 6A), under the influence of illegal chemical substance, marijuana or controlled substances, will be offered the opportunity for rehabilitation on the first incident only except as specified in Item 15 below.

The type of rehabilitation program available will be determined at the appropriate time after consultation with appropriate medical authorities. Any treatment must be provided by an approved rehabilitation facility in accordance with the insurance program specified in the respective Collective Bargaining Agreement. If the employee agrees to the rehabilitation program, then the employee will be required to satisfactorily complete such rehabilitation program. Failure to do so will result in their suspension pending termination.

14. An employee who has completed rehabilitation and is found to be under the influence of alcohol, (in accordance with 6A), illegal chemical substance, marijuana, or controlled substance a second time, the employee will be suspended pending termination.

15. Any employee who initially tests positive for use of alcohol (in accordance with 6A), illegal chemical substances, marijuana, or controlled substance and, the test is confirmed, will be subject to future tests upon reasonable cause as specified in (4) and (5) above.

In situations where an employee voluntarily comes forward prior to any Company inquiry and admits they have an alcohol or drug problem after having satisfactorily completed the counseling/rehabilitation program shall be given a second chance at rehabilitation. Any subsequent situations will result in the employee being suspended pending termination.

16. All new employees will be informed that the Company has an alcohol and substance abuse testing program.

17. This policy does not replace or interfere in any way with normal disciplinary procedures.

18. All specimens will be sent to a National Institute of Drug Abuse Laboratories (NIDA), and all test results will be forwarded to Neenah Foundry Company.

19. Any dispute with respect to this drug and alcohol policy shall be subject to the grievance procedure.

                                   EXHIBIT "C"

                             NEENAH FOUNDRY COMPANY


SUPPLEMENTAL INCENTIVE AGREEMENT AGREED ON NOVEMBER 27, 1957, amended January 11, 1960, amended December 27, 1962, amended January 1, 1969, amended January 2, 1972, renewed January 1, 1975, renewed January 1, 1978, amended January 1, 1981, renewed January 1, 1984, renewed January 1, 1987, renewed January 1, 1990, renewed January 1, 1993, renewed January 1, 1996, and renewed January 1, 1999.

A. The Company agrees to study and install incentive rates for workers who are not now on any incentive plan, where such plans are practical.

B. Incentive Plans established by the Company are to be set at a level which affords a normal competent operator working at incentive pace, producing a quality product, the opportunity to earn 33% over contract base rate, where performance is fully controlled by the operator's own effort. Where less than full opportunity for work exists, because performance is restricted by equipment, operating limitations, or availability of work, the total earnings opportunity shall be proportionately less by agreement with the Union.

C. All incentive workers shall be guaranteed their base rate for each day worked. Core makers and core finishers will be guaranteed their incentive earnings for each division worked during a single day. Divisions are defined as follows: a) Bench and Bench Blower and CB-22 no-bake.

D. Molders, Coremakers, Core Finishers, Chippers, Grinders, Machine Shop and Radial Drill Operators working on experimental work or samples will be paid on the basis of average earnings. For this purpose, the following definitions will apply: (1) SAMPLES are jobs being run to prove a production process to satisfy customer or Company requirements, and may involve interruptions by Supervision and/or Quality Control; (2) EXPERIMENTAL WORK involves the research and/or development of new materials, processes, or equipment to evaluate the feasibility of incorporating them into the manufacturing operation.

E. The Union shall be given a copy of all standard data used as basis for setting incentive rates including future additions or changes to such standard data. Each Plant Manager will have a copy of the standard data used in his plant, which will be made available to duly appointed Union representatives upon request. Minor changes shall not cause an adjustment in standard data until the accumulated changes total at least plus or minus 5%.

F. After incentive rates have been installed, such rates cannot be changed except as provided in paragraphs 1, 2 and 3 below or by mutual agreement between the Union and the Company. This does not preclude the Company from establishing new methods and procedures and assigning applicable rates. Incentive rates, once established, shall become permanent rates and shall be guaranteed against change except for the following:

1. Changes due to errors in job content analysis, clerical errors, managerial changes in material, method, equipment or process which definitely change the work elements of the job so that it shall require more or less time to perform.

2. Where changes affect the time required to perform an element or elements, only those elements which have changed will be adjusted.

3. Changes through grievance procedure.

G. Notification of changes will be given to workers affected by the changed rate. Such notifications will include the reason(s) change was made.

H. Incentive rates will be computed from Standard Data. If the incentive rate cannot be met by a normal competent operator working at an incentive pace, the Company agrees to review the elements making up the incentive rate. In accordance with results of the review, the incentive rate may be adjusted to provide normal incentive opportunity on the job. Incentive earnings shall not be averaged to determine whether individual values are fairly established.

I. Any incentive employee or Committeeman shall have the right to grieve any new incentive rate which has been established by the Company. However, as a guide to determine whether an individual is justified in challenging a particular incentive rate, such individual's overall average incentive earnings shall be considered. If a rate is changed as a result of a grievance such rate shall be retroactive to the date on which the grievance was filed.

J. The Company shall endeavor to establish rates for unrated jobs before the job starts. If the rate is not established before the job starts, the rate shall be set and the employee notified within four hours from job start or by the end of the shift, whichever is sooner, or pay average earnings retroactive to job start. An unrated job is any job (excluding plus standard work) for which a rate is not at the job site when the job starts.

K. If an incentive employee or leadman has a question concerning the work content of a job, he shall contact his supervisor. The supervisor shall check the job by observation, by review of the scheduling master, or other data. If the operator's question cannot be satisfactorily answered, then the supervisor shall request a copy of the factor sheet and will review the copy of the factor sheet with the employee. The supervisor may request the Standards Department to observe the job in question.

L. A duly appointed Union representative, after contacting his supervisor, shall have the right to examine any incentive rate in effect during the life of this contract. The Union representative, in order to complete the examination of an incentive rate, may request the supervisor to get the factor sheet for said job. All such rates shall at all times remain in the possession of the Company, subject, however, to the right of inspection by the Union representative.

M. The International Union Representative or Shop Steward Chairman Assistant shall have the right to call for a time study on any incentive rate which the Union feels is improperly established and on which a grievance has been filed. Such time study shall be made in accordance with accepted Industrial Engineering practice.

N. When time studies are made as a result of a grievance, the Union Representative shall be furnished with a copy upon request.


                                   EXHIBIT "D"

                                    TRUCKING

1. The following rates shall apply as indicated:

    a. Mileage Rate - The mileage rate for employees who are OTR Drivers or Relief Drivers on December 13, 1998 shall be $.36 1/2 per mile from December 13, 1998, through December 31, 1999. This mileage rate will be increased to $.37 1/2 per mile January 2, 2000.

    b. Hourly Rate - The hourly rate shall be $14.63 per hour from December 13, 1998, through December 31, 1999. Effective January 2, 2000, the hourly rate shall increase to $15.03, and effective December 31, 2000, it shall be $15.33.

2. The Over-the-Road Driver will be paid mileage on the basis of routings and mileage determined and assigned by Neenah Transport, Incorporated. Until mileage for a specific route has been determined, the route will be designated and odometer mileage will be paid.

3. It is understood that mileage compensation covers all time spent in the service of the Company, including but not limited to pickups, deliveries, line-haul operations, communications and reporting, exchange of equipment, waiting time, scaling, fueling, equipment checks, loading or unloading, verifying the accuracy of products loaded or unloaded, precautionary measures to protect the load, including tarping, ensuring the trailer is clean and safe for loading and compliance with all state and federal paperwork and inspection requirements of any kind whatsoever and any other functions required, assigned or performed as an Over-the-Road Driver except as provided in paragraphs 9, 10, 11, 12 and 13 of this Exhibit.

4. "Out-of area" shall be defined as any place in excess of 50 miles from the designated home terminal. "Area" shall be defined as any place within 50 miles from the home terminal. When assigned to area driving, the Over-the-Road Driver shall be paid the mileage rate provided in paragraph 1, in addition to any drop pay for which he qualifies.

5. On out-of-area trips the Company shall have the right to schedule and route Over-the-Road Drivers to fit its delivery and pickup requirements and to install and use any recording equipment on the vehicles.

6. Where overnight trips are scheduled, the Over-the-Road Driver shall be entitled to reasonable expense for lodging.

 a. Reasonable expense for lodging will be effective only at the end of the second consecutive work day, and every other second consecutive day following, when a driver is on an extended trip. When circumstances make such impractical, then the driver is to contact Neenah Transport supervision and obtain advance approval to stay in a motel.

 b. The Company will reimburse each driver for reasonable expenses when charged for utilizing truck-stop showers, on each day he does not stay in a motel.

 c. The Company will reimburse each driver for parking fees required to be paid for parking the truck.

 d. Drivers must submit paid bills for all expenses.

 e. An employee eligible for a motel under 6a, above, may elect to accept a payment of $35.00 instead of sleeping in a motel.

7. Over-the-Road Drivers shall submit an immediate verbal report on all accidents, and follow with a written report on any accidents, defects in equipment or any emergencies as soon thereafter as possible. In case of illness which precludes the driver from proceeding further to his destination, such driver shall notify Neenah Transport supervision as soon as possible.

 8. Over-the-Road Drivers shall familiarize themselves and comply with the Neenah Transport Truck Drivers' Manual, as well as all applicable rules and regulations of the DOT, Wisconsin Department of Transportation, and the various states in which our operations are conducted.

 9. Minimum Daily Guarantee. When an Over-the-Road Driver reports to work and was not advised at the end of the previous day that there would be no work, he shall be paid a minimum of four (4) hours employment or a minimum of four (4) hours pay at the hourly rate provided in paragraph 1 before being dismissed for the day, provided, however, that the Company shall not be liable under this paragraph for unavoidable breakdowns of machinery, power failure, Acts of God, or conditions beyond the control of the Management. It is understood that this paragraph (9) applies only to drivers beginning their work schedule at the designated home terminal or maintenance point.

10. Lost time due to Over-the-Road Emergencies.

       When an Over-the-Road Driver on an out-of-area trip is unable to continue that trip because of accidents, impassable road conditions such as ice, snow, flood, fog, or other Acts of God for a period of twenty-four (24) consecutive hours or more, he will receive eight (8) hours pay at the hourly rate provided in paragraph 1 and a meal allowance of $20.00. An additional eight (8) hours of pay at the hourly rate provided in paragraph 1 and a meal allowance of $20.00 will be provided at the end of each consecutive twenty-four (24) hour delay period thereafter.

      When an Over-the-Road Driver on an out-of-area trip is unable to continue that trip because of a breakdown, the driver shall be paid the hourly rate provided in paragraph 1 when required to remain with his equipment, to a maximum of 10 hours total pay for that day. After eight (8) hours from the time he is no longer required to remain with his equipment, he will be paid up to an additional 10 hours at the rate provided in paragraph 1 if his equipment is not available within the 24 hour period beginning when he is no longer required to remain with his equipment, as well as a meal allowance of $20.00. Should his equipment not be available after that 24 hour period, he will again be paid up to an additional 10 hours at the rate provided in paragraph 1, and a meal allowance of $20.00.

11.  Layover Pay.

        If an Over-the-Road Driver is directed by Neenah Transport supervision to lay over for a period exceeding twenty-four consecutive hours, the driver shall be paid eight (8) hours at the hourly rate provided in paragraph 1 and a meal allowance of $20.00. An additional eight (8) hours of pay at the hourly rate provided in paragraph 1 and a meal allowance of $20.00 will be provided at the end of each consecutive twenty-four (24) hour lay-over period thereafter. In the event a layover consists of 10 hours or more, then the company will reimburse the driver for reasonable expenses if they chose to stay in a motel.

12.  Drop Pay.

       An Over-the-Road Driver on an area or out-of-area trip will be compensated according to the number of stops for loading and/or unloading purposes at customer and/or vendor locations for each trip by the following schedule:

                  Municipal castings - all stops                $15.00
                  All other types of stops                      $10.00

       If a driver is delayed at any one stop for pickup and/or delivery for a period of more than two (2) hours, and he provides the Company with required documentation of necessary delay time, he will be paid at the hourly rate provided in paragraph 1 for the time that exceeds two (2) hours. However, it is understood that the driver will not be compensated at the hourly rate for time periods when the customer or vendor shipping or receiving facilities are closed. It is further understood that Switch & Go at Neenah Terminal is $10.00 drop pay with a maximum of one payment per day.

         At the coke yard only, a driver will be paid for all time spent from when he scales in (receives scale ticket) until he scales out (receives scale out ticket) if it is not a Switch & Go. Tarping of loads is to be done outside of the scale in and scale out time.

13.    Tarping Allowance

       An Over-the-Road Driver will be paid a special tarping allowance of $10.00 for the initial tarping of all loads which are required to be tarped in addition to any Drop Pay for which he is eligible. It is agreed that this special tarping allowance is applicable to the initial tarping of a load only, and not applicable for re-tarping following subsequent drops of the load.

14. Call-In Pay -- If after returning to his home terminal and being informed that his dispatch is complete and being dismissed for the day (or some other specified time), a driver is notified he is to return to work before his next work day, he shall be paid two (2) hours straight time call-in pay at his regular base rate, in addition to pay at the appropriate rate for his actual time worked.

       A driver who requests or volunteers for an early dispatch will not qualify for call-in pay.

15. All other provisions of the current Labor Agreement except Article 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.8, 2.9, 7.2, 7.3, and 13.8 shall be applicable to
Over-the-Road Drivers while on out-of-area trips. However, Over-the-Road Drivers will be paid one and one-half times their hourly base wage for attending scheduled Saturday meetings called by the Company, and shall be paid at the rate of double the regular rate for work performed on Sunday, except for Sundays when dispatched from the home terminal, or when paragraph 10 of this Exhibit applies.

                       NEENAH FOUNDRY COMPANY BASIC RULES


In order to maintain the general welfare of the Company and its employees and to assure fair treatment for all, the following revised rules are effective immediately.

Disciplinary action, whether it be in the form of a warning, suspension from work without pay, or discharge, will be based upon the circumstances surrounding the violation, together with the employee's general record of employment with the Company.

   1.   Violation of the contract between the Company and Local No. 121B.

   2.   Dishonesty.

   3.   Insubordination.

   4.   Unsafe conduct.

   5. Unauthorized absence from job for any length of time or unauthorized presence in the plant.

   6.   Failure to comply with job requirements and responsibilities.

   7.   Damage to property on Company premises.

   8. Reporting for work while under the influence of intoxicants or use or possession of intoxicants on Company premises (includes illegal controlled substances).

   9.   Conduct detrimental to the welfare of the Company or its employees.



These basic rules are subject to change at any time.

                             NEENAH FOUNDRY COMPANY


                               NEGOTIATED POLICIES

   1.   Molding job difficulty policy.

   If after a pattern change, a molder(s) is having difficulty through no fault of his own in making acceptable molds, then after one-half hour of such effort, excluding the time required in putting on a pattern, and following his notification to his supervisor of the difficulty, then:

         a. The job would be pulled and the employee would be paid base rate.
         b. If the employee continues the job beyond the half hour, and such is approved by his supervisor, then he will be paid his average earnings from the start of the job, including pattern change time, until he can make acceptable molds.

   2.   Maintenance uniforms.

   The Company will arrange to provide five sets of laundered coveralls per week to each maintenance employee. Ownership of the uniforms will be retained by the laundry service.

   3.   Core maker and finisher job difficulty policy.

   Core makers and finishers, after approval of the supervisor and for cause beyond control of the worker, may work all or part of a job on base hourly rate. Minimum time to be considered is 30 minutes.

   4.   Maintenance tools.

   Neenah Foundry Company will furnish necessary tools in 3/4" or above drive size. These tools will be stored and available to maintenance people as required for their use. They will be stored in Company approved locations.


   5.   Non-bargaining unit personnel performing bargaining unit work.

   Article 13.10 reads, as follows:

   "Non-bargaining unit personnel shall not perform work normally done by bargaining unit employees except for the purpose of instruction or in the case of emergency."

  To aid in the interpretation of this paragraph, the following clarification is provided:

   1. What is "for the purpose of instruction"? Any work performed by a supervisor or foreman for the express purpose of training the employee is "instruction." Generally, a training method of showing and then having the employee try, making corrections, and then continuing that process until the employee has learned to do the particular work is followed.

   2. What is "in the case of emergency"? A supervisor is required to work in an emergency.

   a. An "obvious" emergency exists when prompt and immediate action for protection of employees, property, equipment, or materials is required. This type of emergency is typified by being unplanned, or unforeseen and requires immediate action.

   b. A "less obvious" emergency can also exist. For example, due to short crewing, such as caused by absenteeism and tardiness of bargaining unit employees, an emergency can be created. An "emergency" is not automatically created, however. If the condition is so critical as to have to shut down any part of the operation, or to deprive those working of the opportunity to perform work, then an "emergency" condition exists. In order to make a valid determination as to whether or not an emergency exists, we have developed a procedure for the supervision to follow for the various shifts. The procedure does not have to be followed in the order it is presented; however, all the steps should be taken before a supervisor decides whether or not an emergency exists.

(1) One shift operation.

Step 1: Check with the labor pool. Leave word to send employees as soon as they are available.
Step 2: Reassign people within your department to get necessary work done.
Step 3: Ask yourself the question of any work that remains to be done, "Does it have to be done now?"
Step 4: Can any work needing to be done be accomplished by further rearrangement of the work force?
Step 5: Can any work needing to be done be performed on an intermittent basis by coordinating existing people?
Step 6: If, after the above steps are exhausted and the condition becomes so critical as to have to shut down any part of the operation, or to deprive those working of their opportunity to perform work, then an emergency exists.

(2) Two or three shift operation.

Step 1: Check with the labor pool. Leave word to send employees as soon as they are available.
Step 2: Reassign people within your department to get necessary work done.
Step 3: Ask yourself the question of any work that remains to be done, "Does it have to be done now?"
Step 4: Can any work needing to be done be accomplished by further rearrangement of the work force?
Step 5: Can any work needing to be done be performed on an intermittent basis by coordinating existing people?
Step 6: Can you call employees in early, or hold employees over and do the job?
Step 7: If, after the above steps are exhausted and the condition becomes so critical as to have to shut down any part of the operation, or to deprive those working of their opportunity to perform work, then an emergency exits.

The steps listed above are designed to help when a "less obvious" emergency exists. These steps will help to establish that there is (or isn't) an emergency in fact, and not in name only.


   6.   Safety Committee operations.

Article 13.4 of the Collective Bargaining Agreement provides for a joint Company-Union Safety Committee to function as outlined in the December 17, 1974, policy letter. Below is the content of the referred to letter:

The following is an outline of the composition and function of the joint Company-Union Safety Committee to effectively improve the Neenah Foundry Company safety results.

   1. Safety inspections. At least one safety inspection of each plant will be held quarterly. During such safety inspection, a (one) local plant Safety Committeeman would be included in the walk-around safety inspection. The Company representatives will include a member of the Safety Department, the Plant Manager, or his delegate, and the Maintenance Superintendent, or his delegate.

        Prior to the inspection of plant departments, the Department Superintendent and a Safety Committeeman designated by the Union for the area will hold a brief conference with the inspection team. The committee shall hold a post inspection conference to discuss and analyze the inspection.

        The Union Committeeman involved will be paid at his average earnings for all time spent in such activity. The Safety Committeeman so involved will be transferred to the shift of the inspection and paid accordingly.

   2. OSHA inspections. In the event an OSHA or State of Wisconsin inspection is conducted, the Company will make available a Safety Committee person for each plant, and compensate him as outlined in 1., above.

   3. Safety Committee meetings. Safety Committee meetings will be held as often as necessary by mutual agreement, but at least once each quarter.

        The joint committee will be comprised of four Union representatives and four Management representatives. The Director of Personnel and Safety will serve as Chairman of the joint committee.

        The nature of these meetings will be to communicate what items are of joint interest in achieving the goals of the joint committee. They will include, but not be limited to, the following:

        (a) An updating of any equipment for technology adopted by the Company to improve safety performance.

        (b) An opportunity for two-way communication as to the effectiveness of the general safety program.

        (c) Response by the Union Committeemen of constructive ideas to improve the safety results.

        (d) Communication about the plans for the following quarter to achieve and improve safety records, better compliance with applicable regulations, etc.

        (e)  Review OSHA Form 200 (Log of Industrial Accidents).

        (f) Discuss inspections conducted by the Safety Inspection Team.

When such meetings are held, employees will be compensated as in 1., above.

   4. Company monitoring. The Company will, under its program of environmental auditing, housekeeping inspections, local departmental or plant safety inspections, etc. from time to time independently conduct audits and inspections. These may be for the purpose of determining the impact of changes, experimentation with noise reduction or dust suppression technology or methods, etc.

 The position of the Company is that participation by hourly Safety Committee employees is not required, particularly in environmental auditing, and so Safety Committeemen will not be invited to participate in this type of activity.

 If, under law, employees or their representatives are authorized to participate in such, they will do so without pay. (The position of the Company is that on walk-around safety inspections, an employee representative may be able to make a positive contribution to either identification of unsafe conditions or acts; however, in environmental sampling, instrumentation and technology of environmental control employees is applied, and, therefore, no effective contribution is anticipated to be made by the hourly employees in this type activity.)

   5. Serious accidents. In the event of a serious accident, requiring hospitalization of a bargaining unit employee, the Director of Personnel and Safety will promptly notify the President of Local 121B, or his delegate, and inform him of the incident, describe the circumstances, make available to him a report of the accident, and keep communications open.

   7.   Weekend overtime when more than a normal department crew is required.

  When a department needs more than the people assigned to that department to perform overtime work on Saturdays or Sundays, the following procedure should be followed if employees wish to be considered for such work:

   1. Employees with good work records should notify their supervisors that they wish to be considered for extra overtime work on weekends.

   2. Employees within that plant so notifying their supervisor will be scheduled for available work on the basis of qualifications. If two or more of these employees are equally qualified, the employee(s) who has the most company seniority within that plant will be scheduled.

   8.   Assignment of overtime.

 Where overtime is required for an entire department, the overtime will be worked by the department in the plant where the overtime is to occur.

 Where overtime is required by an entire work section, the overtime will be worked by the work section in that department of the plant where the overtime is to occur.

 Where overtime is required by less than a department or less than a work section in a plant, the overtime will be assigned the most senior qualified employees who normally perform the job in that department or work section.

  Where overtime is required for work in process the employee(s) performing the work in process will work the overtime. If additional employees are needed, the overtime will be assigned to the most senior qualified additional employees who normally perform the work in that department of the plant where the overtime is to occur.

 On weekend overtime only where less than a full department or work section is scheduled, work performed by temporary student employees during the week will be assigned to the senior qualified employees in that department of the plant who were not otherwise scheduled to work overtime.

   9. Transfers from and Cutbacks to Local 121B Jurisdiction Involving Pattern maker Jurisdictional Jobs

1. When an employee represented by Local 121B is selected by the Company for a job represented by the Patternmakers Union, that employee shall retain his or her departmental seniority in his or her Local 121B department until he or she has worked thirty (30) days, beginning with the first day of work in the patternmaker jurisdiction job. During this time, if for any reason the employee is returned to his or her former job, he or she will do so with continued accumulated departmental seniority. The employee shall lose all seniority in his former department beginning with the day after he or she completes thirty (30) days worked in the pattern maker jurisdiction job.

2. If any employee of the Company who has previously occupied a job represented by Local 121B is cut back or laid off from the pattern shop jurisdiction, and any employees represented by Local 121B are on layoff at that time, the employee cut back from the pattern shop shall go to the end of the Local 121B represented employee layoff list. Should subsequent layoffs occur in jobs represented by Local 121B, then all employees on layoff from Local 121B represented jobs will be recalled prior to any pattern shop employee being recalled to a Local 121B represented job.

3. If any employee of the Company who has previously occupied a job represented by Local 121B is cut back or laid off from the pattern shop jurisdiction, and no one is on layoff from Local 121B at the time, then that employee will have rights to a job within Local 121B jurisdiction, provided there are any openings as determined by the Company. It is agreed that such cut-back employee brings no departmental seniority to his job in Local 121B jurisdiction. After six months, that employee may utilize all of the Company seniority he has for purposes of any other layoff or for seniority determination in job posting. During his first six months, his seniority will be counted from the day he transferred to Local 121B jurisdiction from the pattern shop jurisdiction as though he were a new employee.

      This same seniority treatment will be applicable to the employee for purposes of layoff and job posting seniority until six months are completed. For purposes of pension plan, vacation eligibility, and all other provisions except job posting or layoff as outlined above for the first six months of service in a local 121B represented job which immediately follows a cut-back or layoff from the pattern shop jurisdiction, the employee will have retained his total Company seniority.

4.      The parties agree that the transfer and job posting provisions of
        ARTICLE 8 of the Collective Bargaining Agreement do not apply to transfers from Local 121B to patternmaker jurisdiction.

                               MANAGEMENT POLICIES

   1.   Average earnings for periods of one week or less.

A. Definition: Average earnings shall be the hourly rate determined by dividing the sum of money paid for all hours worked (excluding overtime premium and pay received for time not worked) by the total hours worked in the last computed four-work-week period, but excluding any week when a shutdown occurs or partial operation is necessary due to holidays.

B. This average rate will be used whenever it is necessary to pay an employee at the average earnings rate as specified in the Union Contract, for periods not to exceed one week.

C.    No adjustment will be made for shift premium.

D. An employee permanently transferred to a higher rated job in a week in which a holiday occurs will be paid Holiday Pay at such higher rate, if more than the average earnings rate.

E. When a holiday occurs in a week in which a general wage increase becomes effective, an adjustment in average rates will be made.

   2.   Pay procedure for employees transferred due to temporary disability.

  An employee unable to perform his regular job because of accident or illness, may be temporarily transferred for the period of disability or until a determination is made that the disability is permanent and he will be unable to return to his regular job.

  Industrial accident or industrial illness - The employee will receive his regular base rate, or the base rate of the temporary job, whichever is higher, plus incentive if any. During the time of transfer, the employee's average will be frozen.

  Non-industrial accidents or non-industrial illness - The employee will receive the base rate of the temporary job, plus incentive, if any.

   3.   Attendance policy - hourly employees.

  The purpose of this policy is to minimize absenteeism. It is the general policy of the Company to uniformly administer the attendance rules and related procedures listed herein.

   A.   Definitions:

   1.   Absence - not being at assigned work station during a scheduled shift.

   2. Excused absence - being away from assigned work station with proper notification to an approval of supervision and/or the Personnel Department.



   3. Unexcused absence - being away from assigned work station without permission of supervision and/or the Personnel Department.

   B.   Responsibility:

   1. It shall be the responsibility of plant supervision with counsel from the Manager of Employee Relations to administer the provisions of this policy in a uniform and consistent manner.

   C.   Procedures:

   1. Any absence which is known in advance and able to be scheduled, such as an appointment, must be reported to and approved by supervision and/or the Plant Office at least one day prior to the absence.

   2. Any absence which is not known in advance, such as an emergency arising during off duty hours, must be reported on the Company's "call-in" telephone line (725-7049) prior to the start of the employee's scheduled shift. Employees whose shift starts after 4:00 P.M. are requested to report in an unscheduled absence no later than 4:00 P.M. to enable supervision to schedule their operations.

   3. Any absence to be classified as excused must be reported within the limits set in the above two paragraphs of this policy and have approval of supervision and/or the Personnel Department.


   4. Any absence which is unexcused will result in a disciplinary action as described under Article 6 of the Collective Bargaining Agreement.

4.      Normal pay procedure for incentive jobs without incentive system.

   A.   Purpose:

   1. To set forth the method of compensating employees assigned to incentive jobs which are temporarily without an incentive system, due to an incentive system change or installation of a new incentive system.

   2.   This procedure replaces all procedures which have been used in the past.

   3. This procedure is intended to cover normal situations. If unusual conditions arise, deviations from this procedure must be approved by the Vice President of Manufacturing and Engineering.

   B.   Definitions:

   1. Incentive job - for the purpose of this procedure, an incentive job is defined as:

     a. A job which formerly had incentive and is temporarily without an incentive system.

     b. A job which the Company has determined will be assigned an incentive system in the near future.

   C.   Responsibility:

   1. It shall be the responsibility of the Plant Manager to administer this procedure in a uniform and consistent manner.

   D.   Procedures:

   1. When the Company determines it is necessary to change an existing incentive system, or determines an existing or new job is going to be assigned an incentive system, the following pay procedures will be followed:

     a. Pay the employee assigned to these jobs, except those employees who have a current production average in that skill, or temporary base rate of 5% over the current incentive base rate for that job (105%).

     b. Each employee who has a current production average in that skill will be paid at 90% of his individual four (4) week average or the temporary rate outlined in D-1.a above, whichever is higher.

     c. The employee's average will be frozen while being paid under this procedure.

   5.   Payment for time missed from work on day of lost time accident.

    An employee who is injured during the course of his employment and who in the opinion of a medical doctor, is unable to complete his shift, will be paid at average earnings from the time of the injury to the scheduled end of his shift. An employee who, because of an injury sustained during a particular shift is unable to complete his regular job on that shift, may be assigned to other work for the balance of the shift and will be paid his own base rate, or the rate of the job, whichever is higher, together with any incentive earned.

  When it is necessary for an employee to see a doctor because of an industrial injury sustained at Neenah Foundry Company, the Company will make an appointment for him with the doctor. If it is necessary to schedule the appointment during working hours, the employee will be paid at average earnings for all time lost in keeping such appointment. Appointments scheduled outside regular working hours will not be covered under this provision.

  Appointments not scheduled by the Company, whether scheduled during working hours or after regular working hours, will not be covered under this provision.

THIS CONTRACT agreed upon the 13th day of December 1998, and signed this
Day of                , 1999, shall be in full force and effect from January 1,
1999, until and including the 31st day of December, 2001.

LOCAL NO. 121B, GLASS, MOLDERS,             NEENAH FOUNDRY COMPANY
POTTERY, PLASTICS AND ALLIED
WORKERS INTERNATIONAL UNION,
AFL-CIO-CLC


----------------------------------- -----------------------------------
                                    John Rader
----------------------------------- Vice President, Human Resources

-----------------------------------

----------------------------------- -----------------------------------
                                    Bill Barrett
----------------------------------- President

-----------------------------------

-----------------------------------

-----------------------------------

-----------------------------------

-----------------------------------

-----------------------------------